UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                    September 5, 2008

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                           (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

On September 5, 2008, the Senior Vice President and Chief Operating Officer of Insituform Technologies, Inc. (the “Company”), Thomas E. Vossman, notified the Company he will resign effective September 5, 2008 due to personal reasons.  Mr. Vossman will transition to the status of consultant for the Company, where, among other things, he will assist Joe Burgess, the Company’s President and Chief Executive Officer, in analyzing the overall organizational and management structure for the Company’s North American operations.

The Company has entered into an agreement (the “Separation Agreement”) with Mr. Vossman that provides for certain separation benefits, including, among other things, an aggregate cash payment of $265,000 payable in (1) a lump sum payment of $162,500 to be paid within five business days of the date of the Separation Agreement, and (2) additional payments in the aggregate amount of $102,500, payable in equal semi-monthly installments, beginning on September 16, 2008 (together, the “Severance Payment”).

The Severance Payment will be paid by the Company in consideration of certain representations, warranties, covenants and agreements made by Mr. Vossman, including, but not limited to, covenants of confidentiality, non-solicitation and non-competition.

The Separation Agreement also provides Mr. Vossman with outplacement assistance for a period of six months at an aggregate expense to the Company of not more than $10,000.00.  The Company has agreed to provide Mr. Vossman with continuation of medical and dental coverage under the Company’s medical and dental plans until the earlier of August 31, 2009 or the date Mr. Vossman is entitled to receive health benefits from a new employer, at a cost that would be paid by an employee receiving comparable benefits.  If Mr. Vossman wishes to continue health benefits after August 31, 2009 for the remainder of the COBRA period, he may do so at the full COBRA cost.

To the extent Mr. Vossman has outstanding stock options, restricted stock and restricted stock units of the Company, Mr. Vossman’s resignation is deemed to be a termination by the Company without cause for purposes of the award agreements.

In addition, Mr. Vossman will enter into a consulting agreement (“Consulting Agreement”) with the Company commencing as of the effective date of his resignation and continuing through December 31, 2008.  Mr. Vossman will be paid $30,000 per month under the consulting arrangement; provided, however, if the consulting services require in excess of 125 hours of Mr. Vossman’s time in any calendar month, the Company will pay Mr. Vossman at the rate of $240 per hour for the excess time.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement are qualified in their entirety by reference to the Separation Agreement and Consulting Agreement, copies of which are attached as Exhibit 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(d)           The following exhibits are filed as part of this report:

Exhibit	Description
10.1 10.2	Executive Separation Agreement and Release, dated September 5, 2008. Independent Consulting Agreement, dated September 5, 2008.

*           *           *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             INSITUFORM TECHNOLOGIES, INC.

        By:   /s/ David F. Morris
            David F. Morris
        Senior Vice President, General Counsel and
        Chief Administrative Officer

Date:   September 8, 2008

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Executive Separation Agreement and Release, dated September 5, 2008.
10.2	Independent Consulting Agreement, dated September 5, 2008.